EXHIBIT 24.1

POWER OF ATTORNEY

Each person whose signature appears below, hereby authorizes and appoints Stanton E. Ross and Thomas J. Heckman or either of them as his attorneys-in-fact with full power of substitution and re-substitution, to sign and file on his behalf individually and in each such capacity stated, below, the Annual Report of Digital Ally, Inc. on Form 10-K for the year ended December 31, 2020, and any amendments thereto to be filed with the Securities and Exchange Commission, the NASDAQ Stock Market or similar body, and otherwise, as fully as such person could do in person, hereby verifying and confirming all that said attorneys-in-fact, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

SIGNATURE AND TITLE	DATE

/s/ Stanton E. Ross	April 15, 2022
Stanton E. Ross, Director and Chief Executive Officer

/s/ Leroy C. Richie	April 15, 2022
Leroy C. Richie, Director

/s/ Michael J. Caulfield	April 15, 2022
Michael J. Caulfield, Director

/s/ Daniel F. Hutchins	April 15, 2022
Daniel F. Hutchins, Director

/s/ Christian J. Hoffmann, III	April 15, 2022
Christian J. Hoffmann, III, Director

/s/ Thomas J. Heckman	April 15, 2022
Thomas J. Heckman, Chief Financial Officer, Secretary and Treasurer